UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 7, 2005 (March 1, 2005)

Advanced Neuromodulation Systems, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-10521	75-1646002

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Preston Road
Plano, Texas 75024

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 309-8000

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. “Other Events”
SIGNATURES

Item 8.01. “Other Events”

      On March 1 and March 2, 2005, several law firms announced the filing of class action lawsuits against us and certain of our officers and directors on behalf of investors. The lawsuits were filed in the United States District Court for the Eastern District of Texas and allege various violations of the federal securities laws. The press releases announcing these lawsuits are publicly available at Yahoo Finance, MSN Money-central and other financial or news-related websites. Similar class action lawsuits asserting similar claims may ensue.

      The Company has not been served with copies of the complaints yet, but the press releases refer to the announcements the Company made in a press release and conference call on February 17, 2005, including the Company’s report that it had received a subpoena from the Office of the Inspector General, Department of Health and Human Services, requesting documents related to certain of the Company’s sales and marketing, reimbursement, Medicare and Medicaid billing, and certain other business practices. The Company intends to vigorously defend itself against the claims made in these lawsuits.

      The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated: March 7, 2005

ADVANCED NEUROMODULATION SYSTEMS, INC.
By:	/s/ F. Robert Merrill III
	Name:	F. Robert Merrill III
	Title:	Executive Vice President, Finance, Chief Financial Officer and Treasurer